Exhibit 5.19

CONSENT OF GOLDER ASSOCIATES LTD.

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation (File No. 333-190073).

GOLDER ASSOCIATES LTD.

/s/ Michael E. Beadle
By:	Michael E. Beadle, P.Eng
Title:	Associate

Dated:	January 15, 2014